                                                                   Exhibit 5.1

                                                       LATHAM & WATKINS
                                                       ATTORNEYS AT LAW
           PAUL R. WATKINS (I899 - I973)           53rd AT THIRD, SUITE I000
             DANA LATHAM (I898 - I974)                  885 THIRD AVENUE                     ORANGE COUNTY OFFICE
                                                 NEW YORK, NEW YORK I0022-4802        650 TOWN CENTER DRIVE, SUITE 2000
                                                    TELEPHONE (2I2) 906-I200          COSTA MESA, CALIFORNIA 92626-I925
                  CHICAGO OFFICE                       FAX (2I2) 75I-4864             PHONE (7I4) 540-I235, FAX 755-8290
              SEARS TOWER, SUITE 5800
              CHICAGO, ILLINOIS 60606                      __________                          SAN DIEGO OFFICE
         PHONE (3I2) 876-7700, FAX 993-9767                                                70I "B" STREET, SUITE 2I00
                                                                                     SAN DIEGO, CALIFORNIA 92I0I-8I97
                  HONG KONG OFFICE                                                   PHONE (6I9) 236-I234, FAX 696-74I9
              SUITE 2205A, 22ND FLOOR
            NO. 9 QUEEN'S ROAD CENTRAL                                                     SAN FRANCISCO OFFICE
                     HONG KONG                                                      505 MONTGOMERY STREET, SUITE I900
       PHONE + 852-2522-7886, FAX 2522-7006                                        SAN FRANCISCO, CALIFORNIA 94III-2562
                                                                                   PHONE (4I5) 39I-0600, FAX 395-8095

                   LONDON OFFICE
                  ONE ANGEL COURT                                                      SILICON VALLEY OFFICE
              LONDON EC2R 7HJ ENGLAND                                                  I35 COMMONWEALTH DRIVE
       PHONE + 44-I7I-374 4444, FAX 374 4460                                        MENLO PARK, CALIFORNIA 94025
                                                                                 PHONE (650) 328-4600, FAX 463-2600
                 LOS ANGELES OFFICE
         633 WEST FIFTH STREET, SUITE 4000                                                SINGAPORE OFFICE
         LOS ANGELES, CALIFORNIA 9007I-2007                                         20 CECIL STREET, SUITE 25-02
         PHONE (2I3) 485-I234, FAX 89I-8763                                        THE EXCHANGE, SINGAPORE 049705
                                                                                 PHONE + 65-536-II6I, FAX 536-II7I
                                                       July 5, 2000
                   MOSCOW OFFICE
           ULITSA GASHEKA, 7, 9th Floor                                                       TOKYO OFFICE
               MOSCOW I23056, RUSSIA                                           INFINI AKASAKA, 8-7-I5, AKASAKA, MINATO-KU
       PHONE + 7-095 785-I234, FAX 785-I235                                              TOKYO I07-0052, JAPAN
                                                                                  PHONE +8I3-3423-3970, FAX 3423-397I

                 NEW JERSEY OFFICE
           ONE NEWARK CENTER, I6th FLOOR                                                WASHINGTON, D.C. OFFICE
           NEWARK, NEW JERSEY 07I0I-3I74                                         I00I PENNSYLVANIA AVE., N.W., SUITE I300
         PHONE (973) 639-I234, FAX 639-7298                                            WASHINGTON, D.C. 20004-2505
                                                                                    PHONE (202) 637-2200, FAX 637-220I

                                                                                             (File No.)
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Duane Reade Inc.
440 Ninth Avenue
New York, New York 10001

               Re:  Duane Reade Inc.
                    750,000 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE

Ladies and Gentlemen:

         In connection with the registration of 750,000 shares of common stock, par value $.01 per share (the "Shares") of Duane Reade Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the
"Act"), by the Company on Form S-4 filed with the Securities and Exchange
Commission (the "Commission") on July 5, 2000 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.


LATHAM & WATKINS

July 5, 2000
Page 2

         We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized, and, upon issuance and delivery of the Shares against payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement relating to such Shares, will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                      Very truly yours,

                                      LATHAM & WATKINS